UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 8, 2021, International Isotopes Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with RadQual, LLC, an Idaho limited liability company (“RadQual”), and the sellers set forth in the Purchase Agreement, which included the Company’s Chairman of the Board, Chief Executive Officer, former Chairman of the Board, and certain other stockholders of the Company (collectively, the “Sellers”). Pursuant to the Purchase Agreement, the Company acquired all of the outstanding membership interests of RadQual not currently owned by the Company for an aggregate purchase price of approximately $4.4 million, payable in shares of the Company’s common stock valued at $0.11 per share (determined by the average trading price of the Company’s common stock on the OTC Markets during the sixty (60) trading day period immediately prior to June 2, 2021) (the “RadQual Acquisition”). The Company issued an aggregate of 40,176,236 shares of its common stock to the Sellers as consideration in the RadQual Acquisition. Prior to the RadQual Acquisition, the Company owned approximately 24.5% of the outstanding membership interests of RadQual, and after acquiring all of the remaining membership interests of RadQual, RadQual became a wholly-owned subsidiary of the Company. The RadQual Acquisition closed on July 8, 2021.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions for a transaction of this nature. The RadQual Acquisition was approved by the disinterested director of the Company pursuant to applicable law and the Company’s related party transaction policy.

As previously disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2020 and other reports filed with the U.S. Securities and Exchange Commission, the Company has consolidated the financial information of RadQual into its consolidated financial statements since August 2017.

The summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which are filed as Exhibits 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 above is incorporated herein by reference.

The shares of common stock issued in the RadQual Acquisition will not be registered under the Securities Act of 1933, as amended (the “Act”), or state securities laws. The issuance of the shares of common stock are exempt from the registration requirements of the Act pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 13, 2021, the Company held the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s headquarters in Idaho Falls, Idaho. At the Annual Meeting, there were 320,403,594 shares of the Company’s common stock represented to vote either in person or by proxy, or approximately 69.5% of the outstanding shares of common stock, which represented a quorum. The final results of voting for each matter submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.	Steve T. Laflin, Christopher Grosso, and Robert Atcher were elected as directors of the Company, each to serve a one-year term and until his respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steve T. Laflin	279,033,855	686,934	40,682,805
Christopher Grosso	279,359,935	360,854	40,682,805
Robert Atcher	279,277,480	443,309	40,682,805

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2.	Haynie & Company was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, by the following votes:

Votes For	Votes Against	Abstain
319,837,194	150,171	416,229

Item 7.01.	Regulation FD Disclosure.

On July 12, 2021, the Company issued a press release relating to RadQual Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement, dated July 8, 2021, between RadQual, LLC, International Isotopes Inc., and each of the sellers named therein.
99.1	Press Release dated July 12, 2021.

*       Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: July 14, 2021	By:	/s/ Steve T. Laflin
Steve Laflin President and Chief Executive Officer

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